Exhibit 99.1

United Security Bancshares, Inc. Reports Improved Second Quarter Results

Net Income Increases 53% to $0.23 Per Diluted Share

THOMASVILLE, Ala.--(BUSINESS WIRE)--July 31, 2012--United Security Bancshares, Inc. (Nasdaq: USBI) today reported net income attributable to USBI of $1.4 million, or $0.23 per diluted share, for the second quarter ended June 30, 2012, compared with net income attributable to USBI of $904,000, or $0.15 per diluted share, for the second quarter of 2011.

“We are pleased that our second quarter’s net income of $1.4 million was the highest level of earnings in two years,” stated James F. House, President and CEO of United Security Bancshares, Inc. “Our improved earnings resulted from reduced levels of charges related to non-performing loans, including our provision for loan losses, loss on sale of other real estate owned (OREO), and impairment of OREO.”

“We have made solid progress in improving our asset quality since last year. OREO declined $10.3 million from the second quarter of 2011, and $1.8 million from December 31, 2011. Non-accrual loans declined 39% to $17.5 million since the second quarter of last year, and loans 90 days or more past due were down 51% to $1.7 million compared with the prior year. Our management team continues to focus on identifying problem loans in our portfolio and providing reserves against these loans for potential losses. We still have a higher-than-normal level of classified loans and OREO in our portfolio and will continue to address problem assets as the key to improving our future earnings performance.”

“We are fortunate that our strong capital base continues to attract new deposits. Although we have made solid progress, our near-term outlook remains cautious since new loan demand is weak and the economy remains soft in our market area,” continued Mr. House.

Second Quarter Results

Net interest income was $8.6 million in the second quarter of 2012, compared with $8.8 million in the second quarter of 2011. Net interest margin was 6.16% in the second quarter of 2012, compared with 6.17% in the second quarter of 2011.

Net loans declined to $355.4 million in the second quarter of 2012, compared with $381.1 million at December 31, 2011. The decrease in net loans was due to loan payoffs and write-downs outpacing new loans. An overall weak economy, primarily centered in the real estate sector, has been a significant factor in lower loan demand.

Interest income totaled $9.7 million in the second quarter of 2012, compared with $10.6 million in the second quarter of 2011. The decline in interest income was due in large part to lower earning assets, primarily loans, compared with the second quarter of 2011.

Interest expense declined 33.8% to $1.2 million in the second quarter of 2012, compared with $1.8 million in the second quarter of 2011. The decrease resulted primarily from lower interest rates paid, offset partially by growth in interest-bearing deposits compared with the prior year.

Provision for loan losses declined to $468,000 in the second quarter of 2012, or 0.5% of annualized average loans, compared with $1.6 million, or 1.6% of annualized average loans, in the second quarter of 2011. Net charge-offs declined to $1.1 million in the second quarter of 2012, compared with $2.6 million in the second quarter of 2011. The decline in the provision for loan losses was due primarily to lower net charge-offs.

Total non-interest income was $1.3 million in the second quarter of 2012, compared with $2.2 million in the second quarter of 2011. The 2011 results included a $401,000 gain on security sales and a $258,000 reimbursement of attorney fees from a previous fidelity bond claim in other income. No similar gains were booked in the second quarter of 2012.

Total non-interest expense declined 8.7% to $7.4 million in the second quarter of 2012, compared with $8.2 million in the second quarter of 2011. The decline in non-interest expense was due primarily to lower salaries and employee benefits and to a decrease in the impairment charge on OREO.

United Security Bancshares and First United Security Bank continued to be rated as ‘well-capitalized,’ the highest regulatory rating, at the end of the second quarter of 2012. Total risk-based capital was 16.3% for the Company and 16.4% for the Bank, compared with a regulatory requirement of 10.0% for a well-capitalized institution and a minimum regulatory requirement of 8.0%. Tier 1 risk-based capital was 9.8% for the Company and for the Bank, both measures significantly above the requirement of 6.0% for a well-capitalized institution and minimum regulatory requirement of 4.0%.

Six Months Results

For the first six months of 2012, net income attributable to USBI was $133,000, or $0.02 per diluted share, compared with $1.7 million, or $0.29 per diluted share, for the first six months of 2011. The lower level of earnings in 2012 was due to a $2.9 million charge made in the first quarter to write-down the value of foreclosed properties to reflect lower appraisals and a $2.2 million replenishment of our allowance for loan losses.

For the six months ended June 30, 2012, net interest income was $17.1 million, compared with $17.4 million for the same period of 2011. Net interest margin declined to 6.09% for the first six months of 2012 from 6.18% in the first six months of 2011.

Provision for loan losses was $2.7 million in the first six months of 2012, compared with $2.9 million in the first six months of 2011.

Non-interest income declined to $2.6 million for the first six months of 2012, compared with $3.4 million for the same period of 2011. The 2011 results included a $401,000 gain on security sales and a $258,000 reimbursement of attorney fees from a previous fidelity bond claim in other income. No similar gains were booked in the first six months of 2012.

Non-interest expense was up 10.8% to $17.3 million in the first six months of 2012, compared with $15.6 million in the first six months of 2011. The increase was due primarily to a $2.9 million impairment charge on OREO in the 2012 period, compared with a $0.9 million charge in the 2011 period.

Shareholders’ equity was $66.7 million, or $11.09 per share, at June 30, 2012, compared with $66.2 million, or $11.01 per share, at December 31, 2011, and $77.9 million, or $12.96 per share, at June 30, 2011. United Security did not declare a cash dividend on its common stock for the second quarter of 2012.

About United Security Bancshares, Inc.

United Security Bancshares, Inc. is a bank holding company that operates nineteen banking offices in Alabama through First United Security Bank. In addition, the Company’s operations include Acceptance Loan Company, Inc., a consumer loan company, and FUSB Reinsurance, Inc., an underwriter of credit life and credit accident and health insurance policies sold to the bank’s and ALC’s consumer loan customers. The Company’s stock is traded on the Nasdaq Capital Market under the symbol “USBI.”

Forward-Looking Statements

This press release contains forward-looking statements, as defined by federal securities laws. Statements contained in this press release that are not historical facts are forward-looking statements. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. USBI undertakes no obligation to update these statements following the date of this press release, except as required by law. In addition, USBI, through its senior management, may make from time to time forward-looking public statements concerning the matters described herein. Such forward-looking statements are necessarily estimates reflecting the best judgment of USBI’s senior management based upon current information and involve a number of risks and uncertainties. Certain factors that could affect the accuracy of such forward-looking statements are identified in the public filings made by USBI with the Securities and Exchange Commission, and forward-looking statements contained in this press release or in other public statements of USBI or its senior management should be considered in light of those factors. With respect to the adequacy of the allowance for loan losses for USBI, these factors include, but are not limited to, the rate of growth (or lack thereof) in the economy, the relative strength and weakness in the consumer and commercial credit sectors and in the real estate markets and collateral values. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.

UNITED SECURITY BANCSHARES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Dollars in Thousands, Except Per Share Data)

	June 30,	December 31,
	2012	2011
	(Unaudited)
ASSETS
Cash and Due from Banks	$11,992	$9,491
Interest Bearing Deposits in Banks	62,809	43,306
Total Cash and Cash Equivalents	74,801	52,797
Investment Securities Available-for-Sale, at fair market value	107,457	122,170
Investment Securities Held-to-Maturity, at cost	5,163	1,170
Federal Home Loan Bank Stock, at cost	1,418	2,861
Loans, net of allowance for loan losses of $20,154 and $22,267, respectively	355,411	381,085
Premises and Equipment, net	9,040	9,050
Cash Surrender Value of Bank-Owned Life Insurance	13,116	12,922
Accrued Interest Receivable	3,370	3,958
Investment in Limited Partnerships	1,416	1,456
Other Real Estate Owned	15,005	16,774
Other Assets	17,088	17,567
Total Assets	$603,285	$621,810

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits	$527,247	$527,073
Accrued Interest Expense	574	790
Short-Term Borrowings	714	356
Long-Term Debt	-	20,000
Other Liabilities	8,009	7,384
Total Liabilities	536,544	555,603
Shareholders’ Equity:
Common Stock, par value $0.01 per share, 10,000,000 shares authorized; 7,322,560 shares issued; 6,017,732 and 6,015,737 shares outstanding, respectively	73	73
Surplus	9,259	9,259
Accumulated Other Comprehensive Income, net of tax	3,347	3,004
Retained Earnings	75,224	75,091
Less Treasury Stock: 1,304,828 and 1,306,823 shares at cost, respectively	(21,150)	(21,208)
Noncontrolling Interest	(12)	(12)

Total Shareholders’ Equity	66,741	66,207

Total Liabilities and Shareholders’ Equity	$603,285	$621,810

UNITED SECURITY BANCSHARES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in Thousands, Except Per Share Data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)

INTEREST INCOME:
Interest and Fees on Loans	$8,883	$9,270	$17,966	$18,357
Interest on Investment Securities	865	1,337	1,792	2,694
Total Interest Income	9,748	10,607	19,758	21,051

INTEREST EXPENSE:
Interest on Deposits	1,147	1,579	2,522	3,176
Interest on Borrowings	30	200	115	470
Total Interest Expense	1,177	1,779	2,637	3,646

NET INTEREST INCOME	8,571	8,828	17,121	17,405

PROVISION FOR LOAN LOSSES	468	1,609	2,683	2,914

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	8,103	7,219	14,438	14,491

NON-INTEREST INCOME:
Service and Other Charges on Deposit Accounts	603	722	1,231	1,438
Credit Life Insurance Income	222	218	341	340
Other Income	506	1,256	1,033	1,607
Total Non-Interest Income	1,331	2,196	2,605	3,385

NON-INTEREST EXPENSE:
Salaries and Employee Benefits	3,714	3,851	7,479	7,421
Occupancy Expense	480	467	928	943
Furniture and Equipment Expense	343	317	653	620
Impairment on Other Real Estate	30	402	2,864	886
Loss on Sale of Other Real Estate	266	169	460	508
Other Expense	2,607	2,945	4,886	5,208
Total Non-Interest Expense	7,440	8,151	17,270	15,586

INCOME (LOSS) BEFORE INCOME TAXES	1,994	1,264	(227)	2,290
PROVISION FOR (BENEFIT FROM) INCOME TAXES	623	361	(360)	568
NET INCOME	$1,371	$903	$133	$1,722
Less: Net Loss Attributable to Noncontrolling Interest	-	(1)	-	(1)
NET INCOME ATTRIBUTABLE TO USBI	$1,371	$904	$133	$1,723
BASIC AND DILUTED NET INCOME ATTRIBUTABLE TO USBI PER SHARE	$0.23	$0.15	$0.02	$0.29

DIVIDENDS PER SHARE	$-	$-	$-	$0.04

CONTACT:
United Security Bancshares, Inc.
Robert Steen, 334-636-5424